Exhibit 1.1

DAKOTA GOLD CORP.

Common Stock

Underwriting Agreement

February 9, 2026

BMO Capital Markets Corp.

Scotia Capital Inc.

As Representatives of the several Underwriters

set forth on Schedule I hereto

c/o BMO Capital Markets Corp.

151 W 42nd St.

New York, New York 10036

c/o Scotia Capital Inc.

40 Temperance Street, 6th Floor,

Toronto, Ontario, Canada M5H 1Y4

Ladies and Gentlemen:

Dakota Gold Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the aggregate number of shares of the Company’s common stock, par value of $0.001 per share (the “Common Shares”) as set forth on Schedule II hereto. The Common Shares to be issued and sold to the Underwriters as set forth on Schedule I hereto are collectively referred to as the “Firm Shares”. The Company also proposes to grant to the Underwriters an option to purchase additional Common Shares up to the amount set forth on Schedule II hereto (the “Option Shares”). The Firm Shares together with the Option Shares being hereinafter called the “Securities”. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriter shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus (each as defined below) shall be deemed to refer to and include the filing of any document incorporated or deemed to be incorporated therein by reference. The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine as the context requires. Certain terms used herein are defined in Section 22 hereof.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in Section 1(d) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective; the “Base Prospectus” means the base prospectus referred to in Section 1(d) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(d) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act after the Execution Time, together with the Base Prospectus.

The Company understands that the Underwriters propose to complete: (i) a public offering of the Securities in the United States, either directly or through their respective U.S. broker-dealer affiliates, upon the terms set forth in the Disclosure Package (as defined below) and the Final Prospectus (as defined below); and (ii) a private placement of the Securities in each of the provinces and territories of Canada, except Quebec, pursuant to available exemptions from the prospectus requirements under NI 45-106, either directly or through their respective Canadian broker-dealer affiliates, upon the terms set forth in the Canadian Subscription Agreements, all as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

1.             Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)            Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act, and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-288922), including a related base prospectus; such registration statement has been declared effective by the Commission; the Company has filed with the Commission, pursuant to Rule 424(b) under the Securities Act, a preliminary prospectus supplement relating to the offering of the Securities; no other document with respect to the offering of the Securities has heretofore been filed or transmitted for filing with the Commission, except for any documents filed with the Commission subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time the registration statement became effective, each as amended at the time of the registration statement became effective and including any post-effective amendment thereto and any prospectus supplement relating to the Securities that is filed with the Commission are hereinafter collectively called the “Registration Statement”); any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents incorporated by reference therein after the effective date of the initial Registration Statement; the base prospectus filed as part of the Registration Statement, including all documents incorporated therein by reference, contained in the Registration Statement at the Execution Time, is hereinafter called the “Base Prospectus”; the preliminary prospectus supplement relating to the offering of the Securities, including all documents incorporated therein by reference, filed with the Commission as of February 9, 2026, together with the Base Prospectus, which is used prior to the filing of the Final Prospectus, is hereinafter called the “Preliminary Prospectus”; the final prospectus supplement relating to the offering of the Securities, including all documents incorporated therein by reference, to be filed with the Commission after the Execution Time in accordance with Section 5(a) hereof, together with the Base Prospectus, is hereinafter called the “Final Prospectus”;

All references in this Agreement to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(b)           No Misstatement or Omission.

(i)    On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Shares are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the respective rules thereunder; no order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; on each Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(ii)      The Disclosure Package does not and on the Closing Date and any settlement date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(iii)      (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (B) as of the Execution Time (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer;

(iv)     Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(c)            Testing-the-Waters. In connection with the offering of the Securities, the Company has not alone engaged in any Testing-the-Waters Communication. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(d)           Stock Exchange Listing; No Cease Trade. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the NYSE American LLC (the “NYSE American”) under the trading symbol “DC.” The Company has not received and has no notice of any order ceasing or suspending trading in the securities of the Company or prohibiting the sale of the Common Shares. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the NYSE American, nor has the Company received any notification that the Commission or the NYSE American is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NYSE American and all material filings and fees required to be made and paid by the Company pursuant to Applicable Securities Laws and general corporate law have been made and paid. The Company will submit the required notification with respect to the issuance of the Securities on the NYSE American;

(e)            Corporate Status. The Company: (i) has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power, authority or capacity to carry on its business as now conducted and to own, lease and operate its properties and assets as described in the Disclosure Package; and (iii) is duly qualified to do business and is in good standing or equivalent status in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (as defined below);

(f)            Subsidiaries. Each of the subsidiaries of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”): (i) has been duly incorporated and is validly existing in its jurisdiction of incorporation and is up-to-date in all material corporate filings and in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (x) the business, management, financial condition, results of operations, shareholders’ equity, or properties of the Company and the Subsidiaries, taken as a whole, or (y) the ability of the Company to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”) and (ii) has all requisite corporate power and authority to carry on and transact its business as now conducted and to own, lease and operate its properties and assets as described in the Disclosure Package. All of the issued and outstanding share capital or other ownership interests of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any Lien (as defined below), with respect to any Subsidiary that is not a Material Subsidiary (as defined below), as would not result in a Material Adverse Effect;

(g)           Material Subsidiary. DTRC LLC, a Nevada limited liability company (the “Material Subsidiary”), is the only Subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Act or is otherwise material to the Company; no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; all of the issued share capital of or other ownership interests in the Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, or other encumbrance of any kind whatsoever (any “Lien”); the Material Subsidiary has been duly organized and validly exists as a limited liability company in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package; the Material Subsidiary is duly qualified to do business and is in good standing in the jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect;

(h)           No Proceedings for Dissolution. No acts or proceedings have been taken, instituted or, are pending for the dissolution or liquidation of the Company or the Subsidiaries;

(i)             Material Compliance with Laws. Each of the Company and the Subsidiaries is, in all material respects, conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its properties or carries on business to enable their business to be carried on as now conducted and proposed to be conducted and its properties and assets to be owned, leased and operated and all such licenses, registrations and qualifications are valid, subsisting and in good standing and, other than as disclosed in the Disclosure Package or the Final Prospectus, it has not received a notice of non-compliance, nor know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits, which could have a Material Adverse Effect;

(j)             Share Capital. As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and any Issuer Free Writing Prospectus (collectively, the “Disclosure Package”), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the Disclosure Package (subject, in each case, to (i) the issuance of Common Shares upon exercise of stock options, or other equity incentive awards, warrants or convertible debentures disclosed as outstanding in the Disclosure Package, (ii) the grant of options or other equity incentive awards under existing equity incentive plans described in the Disclosure Package and (iii) the issuance of Common Shares on the exercise or deemed exercise of such options or other incentive awards); all of the issued and outstanding share capital of the Company, being the Common Shares, have been duly authorized and validly allotted and issued and are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right; the Common Shares are duly listed, and admitted and authorized for trading, on the NYSE American;

(k)            Authorization of Securities. The Securities to be issued and sold as described herein have been duly and validly authorized for issuance and upon issuance, delivery and payment thereof, will be validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights (except any such contractual rights that have been duly waived), resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement, the Disclosure Package and the Final Prospectus;

(l)            Corporate Actions. All necessary corporate action has been taken by the Company so as to: (i) authorize the execution, delivery and performance of this Agreement and the Canadian Subscription Agreements; and (ii) validly issue the Securities as fully paid and non-assessable Common Shares;

(m)           Valid and Binding Documents. The execution and delivery of this Agreement and the Canadian Subscription Agreements and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and upon the execution and delivery thereof, this Agreement and the Canadian Subscription Agreements shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable;

(n)           No Default or Breach. Except where such breach, default, violation or conflict would not reasonably be expected to have a Material Adverse Effect, the Company is not in breach or default of, and the execution and delivery of this Agreement and the Canadian Subscription Agreements and the performance by the Company of its obligations hereunder and thereunder, and the issue and sale of the Securities, do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to the Company, including Applicable Securities Laws; (ii) the charter documents or resolutions of the Company which are in effect at the date of hereof; (iii) any Debt Instrument, contract, commitment, agreement, instrument, lease or other document (written or oral) (each, a “Material Agreement”), to which the Company or the Subsidiaries are a party and which is material to the Company and the Subsidiaries on a consolidated basis; or (iv) any judgment, decree or order binding the Company or the properties or assets of the Company;

As used in this Agreement, “Applicable Securities Laws” means collectively, the applicable securities laws in each of the jurisdictions in which the Securities are offered or sold, the respective regulations made thereunder, and all applicable rules and policies of the NYSE American. As used herein, “Debt Instrument” means any note, loan, bond, debenture, indenture, promissory note, credit facility, or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Company or the Subsidiaries are a party or to which their property or assets are otherwise bound;

(o)           FINRA Exemption. To enable the Underwriters to rely on Rule 5110(h)(1)(C) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Company represents that the Company has (i) a reporting history of 36 calendar months immediately preceding the filing of the Registration Statement and (ii) at least $150 million aggregate market value of voting stock held by non-affiliates, or alternatively the aggregate market value of the voting stock held by non-affiliates of the Company is $100 million or more and the Company has had an annual trading volume of such stock of three million shares or more;

(p)           No Restrictions to Compete. The Company is not a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company to compete in any line of business, transfer or move any of its assets or operations;

(q)           Material Agreements. With respect to the Material Agreements: (i) all of the Material Agreements are valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof; provided, that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; (ii) the Company and the Subsidiaries have performed all material obligations (including payment obligations) in a timely manner under, and are in compliance with all terms, conditions and covenants contained in each Material Agreement that could have a material impact on the Company or its Subsidiaries; and (iii) to the knowledge of the Company, no other party is in breach, violation or default of any term under any Material Agreement;

(r)            Necessary Consents and Approvals. All consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws necessary for the execution and delivery of this Agreement and the Canadian Subscription Agreements, the issuance, sale and delivery of the Securities, and the consummation of the transactions contemplated hereby have been made or obtained, as applicable, other than such customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Applicable Securities Laws in connection therewith;

(s)             Financial Matters. The consolidated financial statements (the “Financial Statements”) of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or notes thereto, or (ii) in the case of unaudited financial statements, to the extent they may exclude footnotes or may be condensed or summary statements and subject to normal year-end audit adjustments); the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Disclosure Package and the Final Prospectus are accurately and fairly presented in all material respects and are prepared on a basis consistent with the Financial Statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Disclosure Package and the Final Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Disclosure Package and the Final Prospectus; and all disclosures contained or incorporated by reference in the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(t)             Off-Balance Sheet Arrangements and Liabilities. There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company which are required to be disclosed and are not disclosed or reflected in the Financial Statements and the Company does not have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements;

(u)           Accounting Policies. There has been no change in accounting policies or practices of the Company since December 31, 2024, other than as required by GAAP and as disclosed in the Financial Statements;

(v)           Internal Controls. The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective as of the latest date of management’s evaluation of such internal control over financial reporting as set forth in the Company’s periodic reports and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since December 31, 2024, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the filing date of the Form 10-Q for the fiscal quarter most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-Q for the fiscal quarter most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls;

(w)           Independent Public Accounting Firms. Ernst & Young LLP (the “Accountant”), who has previously certified financial statements of the Company and its Subsidiaries, was an independent registered public accounting firm with respect to the Company and its Subsidiaries during its engagement, and the Company’s independent accountants as of the date hereof, Deloitte & Touche LLP (the “Incoming Accountant”), is an independent registered public accounting firm with respect to the Company and its Subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. To the Company’s knowledge, the Accountant, at any time during its engagement was not, and the Incoming Auditor as of the date hereof is not, in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company;

(x)            Independent Resource Engineers. Each of M3 Engineering and Technology Corp., Independent Mining Consultants, Inc., Woods Process Service, LLC and RESPEC Company, LLC, each of whom have delivered the S-K 1300 Initial Assessment and Technical Report Summary, dated July 7, 2025, is, as of the date hereof, and has at all times been, an independent engineering firm with respect to the Company.

(y)           No Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein) and other than the Company’s execution of this Agreement and the sale of any Securities, there has not been (i) any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis, (ii) there has not been any material change in the capital stock or long-term debt of the Company and its Subsidiaries on a consolidated basis and (iii) the Company and each Subsidiary has carried on its business in the ordinary course;

(z)             Properties. Except as disclosed in the Disclosure Package: (i) the Company and the Material Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Disclosure Package; (ii) the Company and the Material Subsidiary have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Liens granted in the ordinary course to finance the purchase of personal property, except such as are described in the Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Material Subsidiary; and any material real property and buildings held under lease or sublease by the Company and the Material Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Material Subsidiary; and (iii) neither the Company nor the Material Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Material Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect;

(aa)          Material Property. The Black Hills Property (as defined in Item 2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024) comprises the only mineral projects (the “Material Property”) which the Company currently considers to be “material” and the Company is the absolute legal and beneficial owner of, and has good and marketable title to the Material Property, as described in the Disclosure Package, and the Company validly holds the Barrick Option and the Richmond Hill Option, each as described in the Disclosure Package. Except as disclosed in the Disclosure Package, such interests are free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and the Company nor the Material Subsidiary have received any notice of, nor does the Company otherwise have any knowledge of, any claim that might or could materially adversely affect the right thereof to use, transfer or otherwise exploit such rights;

(bb)         No Actions or Proceedings. There are no material actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company or the Subsidiaries) threatened against or affecting or, to the knowledge of the Company, pending against the Company or the Subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, state, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, except as disclosed in the Disclosure Package and the Final Prospectus. The Company is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will have a Material Adverse Effect;

(cc)          Possession of Permits and Authorizations. The Company and the Subsidiaries: (i) have all material permits, certificates, licenses, approvals, consents and other authorizations (collectively, the “Permits”) issued by the appropriate federal, state, provincial, local or foreign regulatory agencies or bodies necessary to carry on the business of the Company and the Subsidiaries as it is currently conducted and all of the Permits issued to date are valid and in full force and effect, (ii) expect any additional Permits that are required to carry out the Company’s and the Subsidiaries’ planned business activities will be obtained in the ordinary course and in accordance with the timing as disclosed in the Disclosure Package and the Final Prospectus, subject to the risks and uncertainties concerning potential delays as set out in the Disclosure Package and the Final Prospectus, (iii) are in compliance with the terms and conditions of all Permits except where such non-compliance would not reasonably be expected to have a Material Adverse Effect and (iv) have not received any notice of proceedings relating to the revocation or modification of any such Permits or any notice advising of the refusal to grant any Permit that has been applied for or is in process of being granted;

(dd)         Valid Title Documents. Any and all of the agreements and other documents and instruments pursuant to which the Company and the Subsidiaries hold the Material Property, the Barrick Option and the Richmond Hill Option and other assets (including any option agreement or any interest in, or right to earn an interest in, any properties and assets) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company and the Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments, nor has any such default been alleged. Neither the Material Property, the Barrick Option and the Richmond Hill Option or assets (nor any option agreement or any interest in, or right to earn an interest in, any properties or assets) of the Company or the Subsidiaries are subject to any right of first refusal or purchase or acquisition rights of a third party;

(ee)         Mining Claims. All interests in material mining claims, concessions, exploitation or extraction rights or similar rights comprising the Material Property (“Mining Claims”) that are held by the Company or the Material Subsidiary are in good standing, are valid and enforceable, are free and clear of any material Liens, and no material royalty is payable in respect of any of them, except as disclosed in the Disclosure Package; except as disclosed in the Disclosure Package, no other material property rights are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company and its Material Subsidiary to use, transfer or otherwise exploit any such property rights except as required by applicable law; except as disclosed in the Disclosure Package, the Mining Claims held by the Company or its Material Subsidiary cover the properties required by the Company for the purposes described therein;

(ff)           Compliance with Mining Laws. (i) The Company and its Material Subsidiary (x) are, and, to the Company’s knowledge, at all prior times were, in material compliance with any and all applicable laws, rules, statutes and regulations relating to exploration, mining and related activities (collectively, “Mining Laws”), (y) have received and are in compliance with all Permits under applicable Mining Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Mining Laws and have no knowledge of any event or condition that would reasonably be expected to result in such notice, and (ii) there are no costs or liabilities associated with Mining Laws of or relating to the Company or its Material Subsidiary, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Disclosure Package, (x) there are no proceedings, including but not limited to orders, rights, directives, units or judgments that are pending, or that are known to be contemplated, against the Company or its Material Subsidiary under any Mining Laws in which a governmental entity is also a party, except as would not have, individually or in the aggregate, a Material Adverse Effect, and (y) the Company and its Material Subsidiary are not aware of any non-compliance or potential non-compliance with Mining Laws, or liabilities or other obligations under Mining Laws, that could reasonably be expected to have a Material Adverse Effect;

(gg)         Mineral Resources and Mineral Reserves. To the extent applicable, with respect to the information set forth or incorporated in the Disclosure Package, information relating to the Company’s estimates of mineral resources or mineral reserves has been reviewed and verified by the Company or one or more consultants to the Company as being consistent with the Company’s mineral reserve and mineral resource estimates and as true, complete and accurate as of the date such estimates were prepared, and, to the best of the Company’s knowledge, remain true, complete and accurate in all material respects as of the date hereof. To the extent applicable, the Company believes that all of the assumptions underlying such mineral reserve and mineral resource estimates are reasonable and appropriate, and, subject to those assumptions being true and correct, that the projected production and operating results relating to its projects and summarized in the Disclosure Package are achievable by the Company;

(hh)         Labor Matters. There is currently no labor disruption or disputes with respect to the employees or consultants of the Company or its Material Subsidiary and, to the best of the Company’s knowledge, there are no labor disruptions or disputes imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or its Material Subsidiary’s principal suppliers, manufacturers, customers or contractors, in either case (individually or in the aggregate) (i)(A) except as disclosed in the Disclosure Package or (B) except as would not result in a Material Adverse Effect and (ii) except as is not adversely affecting the exploration or development plans of the Company or the Subsidiaries or the carrying on of the business of the Company or the Subsidiaries. Neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement and, to the knowledge of the Company, no action has been taken or is contemplated to organize any employees of the Company or the Subsidiaries;

(ii)            Compliance with Employment Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable laws respecting employment and labor, including employment practices and standards, terms and conditions of employment, wages and hours, occupational health and safety, human rights, labor relations, accessibility, and workers’ compensation. Except as would not reasonably be expected to have a Material Adverse Effect, all employee benefit, pension, executive compensation, incentive compensation, stock compensation, retirement, supplementary retirement, health or other medical, dental, life or other similar plan, program, agreement or arrangement (“Employee Plans”) sponsored, maintained or contributed to or required to be contributed to by the Company or its Subsidiaries for the benefit of their respective employees and their dependents have been established, registered (where required), funded (where required), invested (where required) and administered in accordance with, and are in good standing under, all applicable laws, the terms of such Employee Plans;

(jj)            Matters Related to Local, Native and Indigenous Groups. Except as disclosed in the Disclosure Package, to the knowledge of the Company, no dispute between the Company and any local, native or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties (including, without limitation, the Material Property) or exploration activities that could reasonably be expected to have a Material Adverse Effect. The Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to its properties (including, without limitation, the Material Property);

(kk)          Community Relationships. To the knowledge of the Company, there are no material complaints, issues, proceedings, inquiries, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability to explore, develop or operate the Material Property in a manner that would have a material impact on the Company;

(ll)            No Work Stoppage or Interruptions. To the knowledge of the Company, there are no actions, proceedings, inquiries, work or labor disruption, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, that are ongoing or anticipated which could materially adversely affect the ability to explore or develop the operations underlying the Material Property in a manner that would have a material impact on the Company;

(mm)        Compliance with Environmental Laws. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (i) there has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”),; (ii) there has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge; (iii) there is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary; (iv) no property of the Company or any Subsidiary is subject to any Lien under any Environmental Law; (v) neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law; and (vi) the Company and Subsidiaries are in compliance with Environmental Laws and have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses;

(nn)         Costs and Liabilities related to Compliance with Environmental Laws. Except as described in the Disclosure Package, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (b) the Company and the Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the release or threat of release of Hazardous Substances, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Subsidiaries, and (c) none of the Company and the Subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(oo)         Tax Matters. The Company and each Subsidiary has accurately prepared and timely filed all U.S., foreign, federal, provincial, state and local tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except in any such case as could not reasonably be expected to have a Material Adverse Effect; no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s U.S. federal and state, or, except as disclosed in the Disclosure Package, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, except in any such case as could not reasonably be expected to have a Material Adverse Effect; the accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements, except in any such case as could not reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business, except in any such case as could not reasonably be expected to have a Material Adverse Effect; there is no tax lien, whether imposed by any U.S. or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except in any such case as could not reasonably be expected to have a Material Adverse Effect; there are no disputes, proceedings, investigations, audits, assessments, reassessments or claims now pending or to the knowledge of the Company, threatened against the Company that propose to assess taxes in addition to those reported in the tax returns, except in any such case as would not reasonably be expected to have a Material Adverse Effect;

(pp)         Insurance. Except as would not result in a Material Adverse Effect, the assets of the Company and the Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, all of the policies in respect of such insurance coverage are in good standing in all material respects and not in default; neither the Company nor its Material Subsidiary has failed to promptly give any notice of any material claim thereunder; and there are no material claims thereunder or to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will be unable to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect;

(qq)         No Franchise, Contract or Other Document. There is no franchise, contract or other document of a character required to be described in the Disclosure Package, or to be filed as an exhibit to the Company’s Annual Report on Form 10-K, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings. Neither the Company nor any Subsidiary has received any notification from any party claiming that the Company or such Subsidiary is in breach or default under any contract or agreement, except which default or breach would not reasonably be expected to result in a Material Adverse Effect;

(rr)           Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data included in the Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived, in each case in all material respects;

(ss)          Material Accruals. All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company or the Subsidiaries;

(tt)           Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, with which any of them is required to comply, including Section 402 related to loans;

(uu)         No Registration Rights. There are no contracts, agreements or understandings between the Company and any “person” (which term shall, throughout this Agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the U.S. Securities Act or a prospectus under Canadian Securities Laws, as applicable, with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

(vv)         Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus will not be registered or required to be registered as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ww)        Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(xx)          Anti-Money Laundering Laws.

(i)             The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries does business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any such arbitrator, court, governmental body, regulatory body, administrative agency or other authority body or agency involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(ii)            None of the Company, any of the Subsidiaries nor any director or officer of the Company or the Subsidiaries nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries has (A) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof;

(yy)         No Conflicts with Sanctions Laws. Neither the Company nor any of the Subsidiaries, nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or the Subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or Bureau of Industry and Security of the U.S. Department of Commerce (including, without limitation, the designation as a “specially designated national” or “blocked person”)), Canada (including, without limitation, sanctions administered or enforced by the Office of the Superintendent of Financial Institutions), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(zz)          Compliance with Anti-Corruption Laws. None of the Company, nor any of the Subsidiaries nor any director or officer of the Company or the Subsidiaries nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery or anti-corruption provisions of applicable law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(aaa)        Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(bbb)       Continuous Disclosure. The Company is in compliance in all material respects with its timely and continuous disclosure obligations under the Applicable Securities Laws, including insider reporting obligations. The information and statements in the Disclosure Package and the Final Prospectus were true and correct in all material respects as of the respective dates of such information and statements and at the time any such documents were filed on EDGAR and, except as may have been corrected by subsequent disclosure, do not contain any misrepresentations and no material facts have been omitted therefrom which would make such information materially misleading;

(ccc)        Transfer Agent. Odyssey Trust Company (or its affiliate) at its principal office in the city of Vancouver, British Columbia, is the duly appointed registrar and transfer agent of the Company with respect to the Common Shares;

(ddd)       Absence of Rights. Other than options, restricted share units, or other equity awards granted under the Company’s equity incentive plans described in the Disclosure Package and the Final Prospectus, or as otherwise disclosed in the Disclosure Package and the Final Prospectus and in respect of the offering and sale of the Securities as contemplated herein pursuant to this Agreement and the Canadian Subscription Agreements (the “Offering”), no person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company;

(eee)        Dividends. There is not, in the Company’s charter documents or in any other Material Agreement, or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company or the payment of dividends by the Company to the holders of the Common Shares;

(fff)         Smaller Reporting Company. As of the effective date of the Registration Statement and the date of this Agreement, the Company has been and is a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations;

(ggg)       Emerging Growth Company. As of the effective date of the Registration Statement and the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

(hhh)       No Voting Agreements. The Company is not a party to any agreement, nor is the Company aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or its Subsidiaries;

(iii)           Minute Books. As of the date of this Agreement and each settlement date, the minute books, resolutions and records of the Company and the Subsidiaries which the Company has or will be made available to the Underwriters and their counsel in connection with their due diligence investigation of the Company and the Subsidiaries for the period from February 1, 2023 to the date of examination thereof are all of the minute books and all of the records of the Company and the Subsidiaries for such period and contain copies of all constating documents, including all amendments thereto, and all proceedings of securityholders and directors (and committees thereof), and are complete in all material respects;

(jjj)           Fees and Commissions. Other than the Underwriters pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the offer and sale of the Securities;

(kkk)        Related Parties. Except as disclosed in the Disclosure Package and the Final Prospectus, none of the current directors, officers or employees of the Company, any known holder of more than 10% of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any material transaction with the Company which, as the case may be, materially affected, is material to or is reasonably expected to materially affect the Company and the Subsidiaries on a consolidated basis;

(lll)          No Loans. The Company is not a party to any Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees or any person not dealing at “arm’s length” with the Company;

(mmm)     Directors and Officers. None of the current or proposed directors or officers of the Company are subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(nnn)       Shareholder Approvals. There is no requirement under any agreement or applicable laws (including Applicable Securities Laws) or otherwise, for the Company to obtain the approval of its shareholders to complete the transactions described herein;

(ooo)       Entitlement to Proceeds. Other than the Company (and the Underwriters in respect of the Underwriters’ commission and expenses), there is no person that is or will be entitled to the proceeds of the offering under the terms of any Material Agreement, or other instrument or document (written or unwritten);

(ppp)       Full Disclosure. All information which has been prepared by the Company relating to the Company, the Subsidiaries and their businesses, properties and liabilities and provided to the Underwriters including all financial, marketing, sales and operational information, as well as disclosure and information relating to the construction and development of the Material Projects provided to the Underwriters is, taken as a whole, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information, taken as a whole with all such information provided, including information the Company publicly filed or disclosed, materially misleading;

(qqq)       Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual);

(rrr)          Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Disclosure Package and the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(sss)        Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Securities;

(ttt)          Stock Transfer Taxes. On the Closing Date, all material stock transfer or other similar taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with in all material respects;

(uuu)       Cybersecurity. (i) Except as disclosed in the Disclosure Package, there has been no material security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company has implemented and maintained commercially reasonable safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices;

(vvv)       Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA and CCPA (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or (iii) is a party to any order, decree, or agreement with a governmental or regulatory authority that imposes any obligation or liability under any Privacy Law; and

(www)     No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering.

Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.             Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per Common Share set forth on Schedule II hereto, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase severally and not jointly, up to the number of Option Shares set forth on Schedule II hereto at the same purchase price per share as the Underwriters shall pay for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by each Underwriter as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c)          Notwithstanding the foregoing, the Company understands that, although the agreement to purchase the Securities is made hereunder by the Underwriters to the Company as purchaser, the Underwriters shall have the right to arrange for the Securities to be purchased by substituted purchasers in the Canadian Selling Jurisdictions (the “Substituted Purchasers”) in compliance with Canadian Securities Laws such that the offer and sale of the Securities does not (i) obligate the Company to take any action to qualify any of its securities or any trade of any of its securities, or (ii) trigger an obligation for the Company to file a prospectus or other offering document with any Canadian Securities Commission or otherwise comply with any continuous disclosure or reporting obligation in Canada or in any jurisdiction outside of Canada. For each Substituted Purchaser that purchases the Securities the obligations of the Underwriters to do so will be reduced by the number of Securities purchased by the Substituted Purchasers directly from the Company.

3.             Delivery and Payment. Delivery of and payment for the Firm Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 8:00 a.m. (E.S.T) on February 11, 2026, or at such time on such later date not more than one Business Day after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Firm Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date), shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Shares and the Option Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Firm Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct, on the date specified by the Representatives (which shall be within one Business Day after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale: (i) to the public in the United States set forth in the Preliminary Prospectus; and (ii) by private placement in the Canadian Selling Jurisdictions pursuant to the Canadian Subscription Agreements. The Company is advised by you that prior to the commencement of any roadshow undertaken in connection with the marketing of the offering of the Securities, you reasonably expected that the Securities would be primarily sold in the United States.

5.             Agreements. The Company agrees with the several Underwriters that:

(a)            The Company will comply with Rule 424(b) under the Securities Act. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement or amendment to the Base Prospectus (including the Final Prospectus) unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in a timely manner. The Company will (i) prepare the Final Prospectus in a form approved by the Representatives, and (ii) file the Final Prospectus with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed not later than the close of business on the second Business Day following the execution and delivery of this Agreement. The Company will promptly advise the Representatives (1) when the Final Prospectus and any supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Base Prospectus or for any additional information, (4) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, (5) of the time of the filing with, or mailing or the delivery to, the Commission for filing of any amendment of or supplement to the Registration Statement or the Base Prospectus, (6) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use, or suspending the use of any Preliminary Prospectus, Final Prospectus or any Issuer Free Writing Prospectus, or the issuance any other regulatory authority of any cease trading or similar order relating to the Securities, or the institution or threatening of any proceeding for those purposes or pursuant to Section 8A of the Securities, (7) of the receipt by the Company of any communication from the Commission relating to the Preliminary Prospectus or the Final Prospectus and the offering of the Securities, and (8) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or amend or supplement, as applicable, the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to file any amendment to the Registration Statement with the Commission or have any new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any amended or supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)           The Company will furnish to the Representatives and counsel for the Underwriters upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to subject itself to taxation, in any jurisdiction where it is not now so subject.

(g)           The Company will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, hedge, lend or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the submission or filing (or participation in the submission or filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction or (ii) enter into any swap, hedging, or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell Common Shares pursuant to this Agreement, (ii) issue and sell Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Disclosure Package and Common Shares issuable upon the exercise of warrants outstanding at the Execution Time and described in the Disclosure Package, (iii) issue Common Shares issuable upon the exercise of options outstanding at the Execution Time and described in the Disclosure Package, and (iv) file or amend one or more registration statements on Form S-8 relating to Common Shares granted pursuant to or reserved for issuance under any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and described in the Disclosure Package.

(h)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)            The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus and Final Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus and Final Prospectus and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states or under foreign (non-Canadian) securities laws (including filing fees and the reasonable, actual and accountable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA and any of the Canadian Regulatory Authorities (including filing fees and the reasonable, actual and accountable fees and expenses of counsel for the Underwriter relating to such filings); provided, however, that the Company shall not be obligated to pay the fees of counsel to the Underwriters related to matters set forth in clauses (vi) and (vii) to the extent such fees exceed $10,000 in the aggregate; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the reasonable fees, taxes and disbursements of counsel for the Underwriters in connection with the transaction contemplated hereunder and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section 5(l), Section 7 and Section 8, the Underwriters will pay all of its costs and expenses, stock transfer taxes payable on resale of any securities by them and any marketing or advertising expenses connected with any offers they make, as well as the cost of transportation expenses incurred by or on behalf of the Underwriters in connection with any roadshow. Notwithstanding any of the foregoing to the contrary, the aggregate amount of expense reimbursement by the Company for the reasonable fees of counsel for the Underwriters incurred in performance of clause (ix) shall not exceed $250,000 (exclusive of taxes and disbursements).

(j)             The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6.              Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions, subject to the satisfaction of the Underwriters, acting reasonably:

(a)            The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(b)            The Company shall have requested and caused (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to have furnished to the Underwriters their opinions and negative assurance letter and (ii) Stikeman Elliott LLP, Canadian counsel for the Company, to have furnished to the Underwriters their opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(c)           The Underwriters shall have received from Davis Polk and Wardwell LLP, counsel for the Underwriters, such opinions and negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished to the Underwriters written opinions, addressed and in form and substance satisfactory to the Underwriters related to title and mineral rights comprising the Material Property.

(e)            The Company shall have furnished to the Underwriters, dated the date the opinions are so furnished and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, a favorable written legal opinion from legal counsel to the Company located in the jurisdictions in which the Material Subsidiary is incorporated and conducting business as to the following matters: (i) the Material Subsidiary is duly incorporated or formed under all applicable laws of the jurisdiction of its incorporation or formation; (ii) the Material Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (iii) the Material Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as described in the Disclosure Package, including the applicable Material Property; and (iv) as to the authorized share capital and the issued and outstanding share capital of the Material Subsidiary.

(f)             The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto, as well as any electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement to any of them), there has been no Material Adverse Effect except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement to any of them).

(g)           The Company shall have furnished to the Underwriters, at the Execution Time and at the Closing Date, certificates of the Chief Financial Officer of the Company, dated respectively as of the Execution Time and as of the Closing Date and addressed to the Underwriters, with respect to certain financial data contained in the Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(h)            The Company shall have requested and caused the Accountant to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters.

(i)             Subsequent to the Execution Time, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement to any of them) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement to any of them).

(j)             Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)            Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(l)             The Securities shall have been conditionally approved for listing on the NYSE American, and satisfactory evidence of such action shall have been provided to the Underwriters.

(m)           At the Execution Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Underwriters.

(n)           The Company and the Substituted Purchasers shall have countersigned and delivered the Canadian Subscription Agreements to be executed in connection with sales of Securities in the Canadian Selling Jurisdictions.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and, subject to the provisions of Section 11, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered by any standard form of telecommunication on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable, actual and accountable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Firm Shares; provided that the Company shall still be obligated to pay the expenses of counsel to the Underwriters as set forth in Section 5(l).

8.             Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal, state or provincial statutory law or regulation (including Canadian Securities Laws), at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading “Underwriting,” in (i) the first two sentences of the third paragraph and (ii) the twelfth through fourteenth paragraphs, in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 8 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission, the NYSE American or trading in securities generally on the NYSE American shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Final Prospectus (exclusive of any amendments or supplements thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to BMO Capital Markets Corp., Attn: Equity Syndicate Department, 151 W 42nd Street, 32nd Floor, New York, NY 10036, with a copy to the Legal Department at the same address or Scotia Capital Inc. 40 Temperance Street, 6th Floor, Toronto, Ontario, Canada M5H 1Y4, Attention: Equity Capital Markets; or, if sent to the Company, will be mailed or delivered to 106 Glendale Drive, Suite A, Lead, South Dakota 57754, Attn: Shawn Campbell, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001-8602, Attn: Michael Hong.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the engagement of the Underwriters by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.           Jurisdiction. Each of the parties hereto submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Any suit, action or proceeding with respect to this Agreement may be brought only in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient forum and agrees not to plead or claim the same.

19.            Waiver of Jury Trial. The Company and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.            Counterparts. This Agreement may be signed in one or more counterparts and may be signed and delivered by electronic transmission, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.            Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Canadian Securities Commissions” means the securities commission or securities regulatory authority, as applicable, in each of the Canadian Selling Jurisdictions.

“Canadian Securities Laws” means the applicable securities laws of each of the Canadian Selling Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders and rulings of the securities regulatory authorities in the Canadian Selling Jurisdictions.

“Canadian Selling Jurisdictions” means each of the provinces and territories of Canada in which sales of Securities are completed.

“Canadian Subscription Agreements” means the subscription agreements to be completed and executed between the Company and the Substituted Purchasers of Securities in the Canadian Selling Jurisdictions.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the information included on Schedule II hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“NI 45-106” shall mean National Instrument 45-106 – Prospectus Exemptions.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Securities Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

DAKOTA GOLD CORP.

By:	/s/ Shawn Campbell
	Name:	Shawn Campbell
	Name:	Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Brad Pavelka
	Name:	Brad Pavelka
	Title:	Managing Director

SCOTIA CAPITAL INC.

By:	/s/ Brendan Spinks
	Name:	Brendan Spinks
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

The Representatives and the Company shall reasonably cooperate to supplement Schedule I as applicable following the date hereof provided that all Firm Shares will be purchased by the Underwriters.

Underwriters	Number of Firm Shares to be Purchased
BMO Capital Markets Corp.	4,626,000
Scotia Capital Inc.	4,009,200
Canaccord Genuity LLC	1,233,600
CIBC World Markets Corp.	740,160
RBC Capital Markets, LLC	493,440
Agentis Capital Markets (First Nations Financial Markets LP)	493,440
H.C. Wainwright & Co., LLC	493,440
D. Boral Capital	246,720
Total	12,336,000

SCHEDULE II

Number of Firm Shares to be sold by the Company: 12,336,000

Maximum Number of Option Shares: 1,850,400

Price per share to the Underwriters: $5.776

Price per share to the public: $6.08

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

EXHIBIT A

Form of Lock Up Agreement

BMO Capital Markets Corp.

Scotia Capital Inc.

As Representatives of the several Underwriters

set forth on Schedule I hereto

c/o BMO Capital Markets Corp.

151 W 42nd St.

New York, New York 10036

c/o Scotia Capital Inc.

40 Temperance Street, 6th Floor,

Toronto, Ontario, Canada M5H 1Y4

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Dakota Gold Corp., a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule I to the Underwriting Agreement, with respect to the public offering (the “Offering”) of shares of the Company’s common stock, par value of $0.001 per share (the “Common Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (collectively, the “Lock-up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) [reserved]; (b) any sale, transfer or tender of any of the undersigned’s Common Shares to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving a change of control of the Company that is approved by the Company’s board of directors, provided that in the event such transaction is not completed the undersigned’s Common Shares shall continue to be subject to this Lock-Up Agreement; (c) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned, provided in each case the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement; (d) any transfers, sales or other dispositions of Common Shares pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act that has been entered into by the undersigned prior to the date of this Lock-Up Agreement; (e) any sale to the Company or withholding of any shares to the Company to cover taxes in connection with the vesting or issuance of shares, restricted share units, or other equity awards granted under the Company’s equity incentive plans; or (f) any transactions necessary to cover taxes in connection with the vesting or issuance of shares, restricted share units, or other equity awards granted under the Company’s equity incentive plans outstanding as of the date of this Lock-Up Agreement, so long as such sale is limited to the number of shares necessary to cover the exercise price of such award and any applicable withholding tax obligation resulting from such exercise or vesting, provided that the aggregate amount of the Lock-Up Securities to which such sales, distributions and dispositions of Lock-up Securities pursuant to this clause (f) relate shall not exceed 1,067,808; provided further that in the case of any transfer or distribution pursuant to clause (c), (d), (e) or (f), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Common Shares in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Shares.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the central securities register and other records relating to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the central securities register and other records relating to such shares or other securities.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York. The undersigned hereby submit to the exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Lock-Up Agreement or any matter contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS LOCK-UP AGREEMENT AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL TERM HEREOF.

If prior to the execution of the Underwriting Agreement the Company notifies you in writing that it does not intend to proceed with the Offering or for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned further directs that delivery of an executed counterpart of a signature page to this Lock-Up Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Lock-Up Agreement.

Very truly yours,

Name: